SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-FEDDERS CORPORATION
	    MJG ASSOCIATES, INC.
          	  GABELLI PERFORMANCE PARTNERSHIP
                       6/05/07            4,000              .2600
                       5/15/07            2,000-             .4600
          GAMCO ASSET MANAGEMENT INC.
                       6/05/07            7,000-             .2500
                       6/05/07           20,000-             .2600
                       6/04/07           45,000-             .2524
                       6/01/07          270,000-             *DO
                       5/31/07            5,000-             .2600
                       5/30/07            6,000-             .2800
                       5/11/07            5,000-             .5750
                       4/19/07            2,000-             .6600
          GABELLI ADVISERS, INC.
                       6/04/07            6,000              .2500
          GABELLI FUNDS, LLC.
              GABELLI SMALL CAP GROWTH FUND
                       6/05/07           15,000-             .2600
                       5/07/07            5,000-             .6100
              GABELLI ASSET FUND
                       5/24/07           10,000-             .2520
              GABELLI CAPITAL ASSET FUND
                       5/14/07            1,000-             .5700

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE OVER-THE-COUNTER MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.